                                                                     EXHIBIT 4.1


                               AMENDMENT  NO.  7


     THIS AMENDMENT NO. 7 (this "Amendment"), dated as of July 24, 1996, among United States Can Company, a Delaware corporation (the "Borrower"), the various financial institutions that are or may become parties to the Credit Agreement described hereinbelow (individually, a "Lender" and collectively, the "Lenders"), Bank of America Illinois, an Illinois banking corporation, as agent for the Lenders (in such capacity, the "Agent") and BA Securities, Inc., a Delaware corporation, as arranger for the Lenders (the "Arranger"), is made pursuant to Section 9.1 of that certain Credit Agreement, dated as of April 29, 1994 (as amended or modified and in effect on the date hereof, the "Existing Credit Agreement" and, as amended or otherwise modified in this Amendment, the "Amended Credit Agreement"; capitalized terms used but not defined herein having the same respective meanings as in the Amended Credit Agreement), among the Borrower, the Lenders and the Agent.

                                  WITNESSETH:

     WHEREAS, the Borrower has requested that the Lenders amend the Existing Credit Agreement in the manner hereinafter appearing; and, subject to the terms and conditions set forth herein, the Lenders have agreed to so amend the Existing Credit Agreement;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                             ARTICLE 1.  - AMENDMENTS

        1.1. The following new Section 2.1.3 is hereby added to the Existing Credit Agreement:

                 SECTION 2.1.3.  Acquisition Loan Commitment.
        From time to time on any Business Day occurring prior to the Acquisition Loan Commitment Termination Date, each Lender, severally and for itself alone, agrees to make Loans (relative to such Lender, its "Acquisition Loans") to the Borrower equal to such Lender's Acquisition Percentage of the aggregate amount of the Borrowing of Acquisition Loans requested by the Borrower to be made on such day. The commitment of each Lender described in this Section 2.1.3 is herein referred to as its "Acquisition Loan Commitment"; provided that (a) the aggregate principal amount of all Acquisition Loans which any Lender shall be committed to have made hereunder shall not at any time exceed the product of (i) such Lender's Acquisition Percentage and (ii) the Acquisition Loan Commitment Amount and (b) the aggregate principal amount of all Acquisition Loans which the Lenders shall be committed to have made hereunder shall not at any time exceed the Acquisition Loan Commitment Amount. No amounts paid or prepaid with respect to any Acquisition Loan may be reborrowed.

        1.2. Section 2.2 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:




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                 SECTION 2.2  Reduction of Commitment Amounts. The Revolving
            Credit Commitment Amount and the Acquisition Loan Commitment Amount are subject to reduction from time to time pursuant to this Section 2.2.

                 SECTION 2.2.1 Optional Reduction of Revolving Credit Commitment Amount. The Borrower may, from time to time on any Business Day, voluntarily reduce the amount of the Revolving Credit Commitment Amount by paying to the Agent for the account of the Lenders such amount as is necessary to reduce the outstanding principal balance of the Revolving Loans plus Letter of Credit
            Obligations to such reduced Revolving Credit
            Commitment Amount; provided that all such reductions shall require at least one (1) Business Day's prior written notice to the Agent and be permanent and that any partial reduction of the Revolving Credit
            Commitment Amount shall be in a minimum amount of $2,500,000 and in an integral multiple of $1,000,000 in excess thereof.

                 SECTION 2.2.2 Mandatory Reduction of Revolving Credit Commitment Amount. The Revolving Credit Commitment Amount shall be automatically and permanently reduced by $10,000,000 from $125,000,000 to $115,000,000 on September 30, 1996 and by
            $20,000,000 from $115,000,000 to $95,000,000 on
            December 31, 1996.

                 SECTION 2.2.3 Optional Reduction of Acquisition Loan Commitment Amount. The Borrower may, on any Business Day, voluntarily reduce the amount of the Acquisition Loan Commitment Amount to zero by paying to the Agent for the account of the Lenders the outstanding principal balance of all Acquisition Loans; provided that such reduction shall require at least one (1) Business
            Day's prior written notice to the Agent and be permanent.

            1.3. The second sentence of Section 2.4(a) of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

            Each such notice (a "Notice of Borrowing") shall be requested by telephone with same day written confirmation by facsimile transmission, substantially in the form of Exhibit B hereto, specifying therein the date, the principal amount of such Loans that are to be Revolving Loans and Acquisition Loans, respectively, and the type of Borrowing, and, in the case of a Borrowing of Eurodollar Loans, the initial Interest Period thereof, and, in the case of a Borrowing requested on the Closing Date, the principal amount of such Loans that are to be Revolving Loans and Term Loans, respectively.

            1.4. The last sentence of Section 2.6 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

            Notwithstanding anything contained in this Section 2.6 to the contrary, no portion of the outstanding principal amount of any Term-Out Loans or Term Loans may be made or continued as, or be converted into, Eurodollar Loans if, after giving effect to such action, the Interest Period applicable thereto shall extend beyond the date of any scheduled repayment of such


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            Term-Out Loans pursuant to Section 2.8.1(g), or of such Term Loans pursuant to Section 2.8.1(c), as the case may be, unless a sufficient principal amount of such Loans is being maintained as Base Rate Loans or Eurodollar Loans having an Interest Period ending on or prior to the date of any such scheduled repayment or mandatory prepayment to permit such repayment to be applied in full to such Loans being maintained as Base Rate Loans.

            1.5. Section 2.8.1(d) of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

                 (d) shall, concurrently with the receipt by the
            Borrower or any Subsidiary of any Net Disposition Proceeds (or, in the case of a prepayment of Eurodollar Loans (subject to the requirements of this Section 2.8.1), on the last day of the current Interest Period for such Eurodollar Loans), make a mandatory prepayment of the outstanding principal amount, if any, first, of all Acquisition Loans and then, of all Term Loans;

            1.6. Section 2.8.1(e) of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

                 (e) shall, concurrently with the receipt by the
            Borrower or any Subsidiary of any Net Securities Proceeds (or, in the case of a prepayment of Eurodollar Loans (subject to the requirements of this Section 2.8.1), on the last day of the current Interest Period for such Eurodollar Loans), make a mandatory prepayment of the outstanding principal amount, if any, of all Acquisition Loans;

            1.7. Section 2.8.1(f) of the Existing Credit Agreement is hereby amended by deleting the period at the end thereof and substituting a semicolon in lieu thereof.

            1.8.     The following new clause (g) is hereby added to Section
2.8.1 of the Existing Credit Agreement:

                 (g) shall, on the last Business Day of each of
            the months of January, April, July and October, commencing with the first such day following the Term-Out Election Date and ending with the last such day before the Term-Out Loan Commitment Termination Date, make a mandatory payment of all Term-Out Loans equal to the Term-Out Payment; provided that on the first such day following the Term-Out Election Date, such mandatory payment shall be equal to the product of (i) the Term-Out Payment multiplied by (ii) the number of days elapsed since the Term-Out Election Date divided by ninety (90) days;

            1.9.     The following new clause (h) is hereby added to Section
2.8.1 of the Existing Credit Agreement:

                 (h) shall, upon the receipt by the Borrower of
            the proceeds of any Acquisition Loans made under
            Section 4.4(a)(ii), make a mandatory prepayment of the outstanding principal amount of all Revolving Loans.


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            1.10.     The penultimate paragraph of Section 2.8.1 of the Existing
Credit Agreement is hereby amended by inserting the phrase ", clause (g) and clause (h)" immediately before the words "of this Section 2.8.1" in the seventh to last line thereof and by adding the following sentences thereto:

            Prepayments of Acquisition Loans may not be reborrowed. Repayments and prepayments of Term-Out
            Loans may not be reborrowed.

            1.11. Section 2.8.2(a) of the Existing Credit Agreement is hereby amended by inserting phrase "and Term-Out Loans" immediately after the words "Term Loans".

            1.12. Section 2.9.3(c) of the Existing Credit Agreement is hereby amended by deleting the words "Term Loan or Revolving".

            1.13. Section 2.10(b) of the Existing Credit Agreement is hereby amended by inserting the phrase "Acquisition Loan Commitment," immediately before the words "Revolving Credit Commitment" in the tenth to last line of the first paragraph thereof.

            1.14. Section 2.14(a) of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

                 (a) Commitment Fees. The Borrower agrees to pay
            to the Agent, for the account of each Lender, a commitment fee (the "Revolving Commitment Fee") in an amount equal to the product of (i) the Applicable Revolving Commitment Fee Percentage multiplied by (ii) the daily average amount by which the Revolving Credit Commitment Amount exceeds the sum of the outstanding principal balance of the Revolving Loans plus the then Letter of Credit Obligations for the period from the Amendment No. 7 Effective Date until the Revolving
            Credit Commitment Termination Date.    The Revolving
            Commitment Fee shall be payable quarterly in arrears on the last day of each fiscal quarter for the period then ended and on the Revolving Credit Commitment Termination Date.

                 The Borrower also agrees to pay to the Agent, for
            the account of each Lender, a commitment fee (the "Acquisition Commitment Fee") in an amount equal to the product of (iii) the Applicable Acquisition Commitment Fee Percentage multiplied by (iv) the daily average amount by which the Acquisition Loan Commitment Amount exceeds the sum of the outstanding principal balance of the Acquisition Loans for the period from the Amendment No. 7 Effective Date until the Acquisition Loan Commitment Termination Date. The Acquisition Commitment Fee shall be payable quarterly in arrears on the last day of each fiscal quarter for the period then ended and on the Acquisition Loan Commitment Termination Date.

            1.15.     The following new clause (e) is hereby added to
Section 2.14 of the Existing Credit Agreement:

                 (e) Acquisition Loan Activation Fee.  On the date
            of any Borrowing of Acquisition Loans, if the aggregate principal amount of all Acquisition Loans, including such Borrowing,


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            made hereunder exceeds $50,000,000, the Borrower agrees to pay to the Agent an activation fee (the "Acquisition Loan Activation Fee") equal to the product of (i) 0.25% multiplied by (ii) (A) the amount of such Borrowing, if the aggregate principal amount of all Acquisition Loans made hereunder before such Borrowing, is $50,000,000 or greater, or (B) the aggregate principal amount of all Acquisition Loans, including such Borrowing, made hereunder minus $50,000,000, if the aggregate principal amount of all Acquisition Loans made hereunder before such Borrowing is less than $50,000,000, to be shared among the Lenders based upon their respective Acquisition Percentages.

            1.16. Section 2.15(g) of the Existing Credit Agreement is hereby amended by inserting the following phrase immediately before the phrase "to the unpaid principal amount of any Revolving Loans outstanding" in the seventh and eighth lines thereof:

            "to the unpaid principal amount of any Acquisition
            Loans outstanding that are being maintained as Base
            Rate Loans, third"

            1.17. Section 2.18 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

                 SECTION 2.18. Warranty. Each Notice of Borrowing, Continuation/Conversion Notice or Term-Out Election Notice pursuant to Section 2.4, 2.6 or 2.22 and the delivery of each Letter of Credit Request pursuant to
            Section 3.2 shall automatically constitute a warranty by the Borrower to the Agent and each Lender to the effect that, on the date of such requested Borrowing, continuation or conversion (other than any conversion from a Eurodollar Loan to a Base Rate Loan required by
            Section 2.12 or 2.19), election of the Term-Out Option or the issuance of the requested Letter of Credit, as the case may be, both (a) the warranties contained in the Loan Documents (except to the extent changes in facts or conditions are expressly permitted or required hereunder or thereunder) shall be true and correct in all material respects as of such requested date as though made on the date thereof, and (b) no Event of Default or Unmatured Event of Default shall have then occurred and be continuing or will result therefrom.

            1.18. Section 2.20 of the Existing Credit Agreement is hereby amended by inserting the phrase "Acquisition Loans, the" immediately before the words "Revolving Loans" in the first line thereof.

            1.19. Section 2.21 of the Existing Credit Agreement is hereby amended by deleting the word "Borrower" from the tenth line thereof and by inserting the word "Agent" in lieu thereof and by deleting the first sentence and substituting the following two sentences in lieu thereof:

            The Borrower shall use the proceeds of any Acquisition Loans to make prepayments of Revolving Loans not to exceed $20,000,000 in the aggregate on December 31, 1996 or to fund Acquisitions. The Borrower shall use the proceeds of any Revolving Loans and any Term Loans, and shall utilize any Letter of Credit, to refinance the Existing Agreement, to provide ongoing


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            working capital, to fund Acquisitions and other general corporate purposes; provided, that if Acquisition Loans may be borrowed, the Borrower shall not use the proceeds of any Revolving Loans to fund Acquisitions.

            1.20. The following new Section 2.22 is hereby added to the Existing Credit Agreement:

                 SECTION 2.22. Term-Out Option. On any Business Day on or before the Acquisition Loan Commitment Termination Date, the Borrower may elect to convert all of the outstanding Acquisition Loans on such date (the "Term-Out Election Date"), into Term-Out Loans (the "Term-Out Option") by delivering to the Agent the following no later than 11:00 a.m. (Chicago time), five Business Days prior to the Term-Out Election
            Date:

                 (a) notice to the Agent of such election (the
            "Term-Out Election Notice");

                 (b) payment to the Agent of the Term-Out Fee, to
            be shared among the Lenders based upon their respective Acquisition Percentages; and

                 (c) documentation and evidence in form and
            substance satisfactory to the Agent of the following:

                 (i) (A) such documents as the Agent may reasonably request to evidence and perfect security interests in the "Intellectual Property Collateral" (as defined in the Additional Security
                      Agreement) in the United States Patent and
                      Trademark Office, the United States
                      Copyright Office and corresponding offices in other countries of the world, (B) such other evidence that all other actions necessary or, in the opinion of the Agent, desirable to perfect and protect the priority of the security interests and liens created by the Collateral Documents, and to enhance the Agent's ability to preserve and protect its interests in and access to the Collateral, have been taken and (C) evidence that payments of all fees, taxes and other expenses in connection therewith shall have been made;

                 (ii) a current survey of each of such properties,
                      which survey shall contain a flood plain certification, shall be prepared in accordance with the Minimum Standard Detail Requirements for Land and Title Surveys as adopted by the American Land Title Association and the American
                      Congress on Surveying and Mapping, and shall be prepared and certified to the Agent, the title insurance company insuring the Lien of the New Mortgage thereon and the Borrower by a licensed surveyor or engineer;

                 (iii) a recent date down endorsement of each title
                      insurance policy relating to each interest in real property described in the Mortgage or the New Mortgages, but if title insurance policies have not been issued pursuant to the Title


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                      Commitments under Section 2.24(b), the Borrower shall
                      cause such title insurance policies to be issued and deliver such title insurance policies to the Agent;

                 (iv) Phase I environmental reports prepared by reputable
                      environmental engineering or consulting firms consented to by the Agent, such consent not to be unreasonably withheld, as to the compliance with Environmental Laws of each interest in real property described in the New
                      Mortgages, the results of which reports
                      shall be reasonably satisfactory to the
                      Agent; and

                 (v) opinions of local counsel to the Borrower with respect to the New Mortgages, if requested by the Agent in the Agent's sole discretion.

            The Term-Out Election Notice shall be by telephone with same day written confirmation by facsimile transmission, specifying therein the Term-Out Election Date, the Term-Out Amount and the Term-Out Fee. Once given, the Term-Out Election Notice (whether in writing or by telephone) shall be irrevocable and binding on the Borrower. Promptly upon receipt of such notice (which shall be effective upon receipt by the Agent), the Agent shall advise each Lender thereof. Subject to Section 2.18, upon the Borrower's election of the Term-Out Option, (x) any references in this Agreement to Acquisition Loans shall be deemed to refer to Term-Out Loans; and (y) no new Acquisition Loans may be borrowed.

            1.21. The following new Section 2.23 is hereby added to the Existing Credit Agreement:

                 SECTION 2.23.  Expiration of Acquisition
            Facility. At such time after the Acquisition Loan Commitment Termination Date that the Agent shall have received payment in full of all unpaid principal amounts of and interest on all Acquisition Loans, as soon as is reasonably practicable thereafter, the Agent shall deliver to the Borrower all estoppel letters, releases and termination statements necessary to terminate any Liens held by the Agent for the benefit of the Lenders in any real property, fixtures, equipment, general intangibles and other personal property taken pursuant to Section 2.1 of Amendment No. 7 or at any time after the Amendment No. 7 Effective Date.

            1.22. The following new Section 2.24 is hereby added to the Existing Credit Agreement:

                 SECTION 2.24. Title Commitments.

                      (a) No later than thirty (30) days after the
                 Amendment No. 7 Effective Date, the Agent shall have received, in form and substance satisfactory to it, the Title Commitments dated down to show the recording of the applicable New Mortgage relating to each interest in real property covered by the Title Commitments.



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                      (b) On the earlier of (i) six months after
                 the earliest date down of the Title Commitments pursuant to clause (a) and (ii) the Term-Out Election Date, the Borrower shall have caused the title insurance policies relating to the Title Commitments to be issued; provided that the Acquisition Loan Commitment Amount shall not have been reduced to zero pursuant to Section 2.2.3.

            1.23. Section 3.3 of the Existing Credit Agreement is hereby amended by inserting the word "Revolving/Term" immediately before the words "Eurodollar Margin" in the fourth line thereof.

            1.24. The following new Section 4.4 is hereby added to the Existing Credit Agreement:

                 SECTION 4.4  Conditions Precedent to Each
            Acquisition Loan. The obligation of each Lender to make any Acquisition Loan shall be subject to the further conditions precedent:

                 (a) One of (i), (ii) or (iii) must occur: (i) the
            Borrower shall represent, warrant and covenant to the Agent and the Lenders as of the date of such Borrowing, and the Agent shall have received (and upon such receipt the Agent shall promptly forward to the Lenders) evidence reasonably satisfactory to each of the Agent and the Lenders of, the following:

                      (A) that the proceeds of such Borrowing
                 shall be used to fund an Acquisition;

                      (B) that the Acquisition Target shall not
                 engage in any business other than (A) the businesses engaged in by the Borrower and its Subsidiaries on the Amendment No. 7 Effective Date and (B) any businesses or activities substantially similar or related thereto.

                      (C) that the Acquisition Price shall not
                 exceed an amount equal to the product of six (6) multiplied by the average of the EBITDA of the Acquisition Target for the last two years, as computed by the Borrower and supported by audited financial statements or parts of consolidated financial statements, or if such audited financial statements are not available, such financial statements as are reasonably acceptable to the Agent;

                      (D) that the amount of such Borrowing shall
                 not exceed 160% of the book value of the assets of the Acquisition Target to be acquired by the Borrower or one of its Subsidiaries, as supported by audited financial statements; and

                      (E) that the Borrower is in compliance with
                 all of its covenants and agreements in Article VI hereof, both before and after giving effect to the consummation of such Acquisition;



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




                 (ii) the proceeds of the Acquisition Loans shall
            be directly applied to the prepayment of all Revolving Loans; provided that (A) the date of such Borrowing is on December 31, 1996 and (B) the aggregate principal amount of all Acquisition Loans made under this
            Section 4.4(a)(ii) shall not exceed $20,000,000; or

                 (iii) the Majority Lenders shall have consented
            in writing to the making of such Borrowing.

                 (b) If required by Section 2.14(e), the Agent
            shall have received from the Borrower, for the account of the Lenders, the Acquisition Loan Activation Fee.

                 (c) If the proceeds of such Borrowing shall be
            used to fund an Acquisition, (i) the Borrower has pledged all of the outstanding capital stock of the Acquisition Target to the Agent, for the benefit of the Lenders, pursuant to an amendment to the Pledge Agreement, (ii) to the extent possible on or before the date of such Borrowing but if not possible, as promptly as practicable thereafter but in no event later than thirty (30) days thereafter, with respect to foreign assets of the Acquisition Target, and seven
            (7) days thereafter, with respect to all other aspects of the Acquisition Target, the Acquisition Target has executed and delivered to the Agent each of a security agreement, a guaranty and a mortgage in form and substance substantially similar (but modified as necessary to meet the requirements of different legal jurisdictions) to the Ellisco Security Agreement, the Ellisco Guaranty and the New Mortgage, respectively (the "Acquisition Target Documents"), and (iii) the Borrower and the Acquisition Target have taken (and, in the case of the collateral described in the Acquisition Target Documents, shall have taken within the time permitted for the execution and delivery of the Acquisition Target Documents, if necessary) all other steps reasonably requested by the Agent to grant to the Agent for the benefit of the Secured Parties a first priority Lien in the collateral described in the Pledge Agreement and the Acquisition Target Documents subject to no Liens whatsoever except for Liens permitted under the Pledge Agreement and the Acquisition Target Documents, respectively.

                 (d) The aggregate principal amount of all
            Acquisition Loans made before December 31, 1996 shall not exceed $77,000,000, and the aggregate principal amount of all Acquisition Loans at any time shall not exceed $97,000,000.

                 (e) The Agent shall have received (and upon such
            receipt the Agent shall promptly forward to the Lenders) a certificate in the form of Exhibit I (the "Acquisition Loan Compliance Certificate") dated as of the date of such Borrowing signed by the Borrower's chief financial officer certifying as to the Pricing Ratio as of the date of such Borrowing, after giving effect to the Acquisition Loans and, if applicable, the Acquisition.

            1.25. Section 6.2.(a)(ii) of the Existing Credit Agreement is hereby amended by deleting the last word "and" therefrom.



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




            1.26. Section 6.2.(a)(iii) of the Existing Credit Agreement is hereby amended by deleting the last period and substituting the phrase "; and" in lieu thereof.

            1.27. The following new clause (iv) is hereby added to Section 6.2(a) of the Existing Credit Agreement:

                 (iv) the Borrower may make Acquisitions; provided
            that (A) the Borrower has not elected the Term-Out Option, (B) the Acquisition Loan Commitment Loan Amount does not exceed the aggregate principal amount of all Acquisition Loans after giving effect to any Acquisition Loans in connection with the Acquisition,
            (C) the Acquisition Price of any one Acquisition does not exceed $70,000,000, and (D) the conditions precedent in Section 4.4 have been satisfied.

            1.28. Section 6.2(c) of the Existing Credit Agreement is hereby amended by inserting the following phrase immediately before the phrase "provided that no Default" in the third to last line thereof:

                 "(v) the Borrower may refinance the Subordinated
            Notes with new Subordinated Debt or equity securities or a combination thereof; provided that the terms and conditions of any such new Subordinated Debt are as follows: (A) the principal amortization is not shorter, (B) the interest rate is not greater, (C) the covenants are not more restrictive, (D) the subordination provisions are not less protective of senior debt and (E) the terms and conditions are otherwise no less favorable to the Borrower than the terms and conditions of the Subordinated Notes;"

            1.29. Section 6.2(i) of the Existing Credit Agreement is hereby amended by inserting the following phrase immediately after the words "twelve consecutive months" in the seventh line thereof:

            "; provided that the Borrower may refinance the Subordinated Notes with new Subordinated Debt or equity securities or a combination thereof if the terms and conditions of any such new Subordinated Debt are as follows: (A) the principal amortization is not shorter, (B) the interest rate is not greater, (C) the covenants are not more restrictive, (D) the subordination provisions are not less protective of senior debt and (E) the terms and conditions are otherwise no less favorable to the Borrower than the terms and conditions of the Subordinated Notes"

            1.30. Section 6.3(b) of the Existing Credit Agreement is hereby amended by adding the following phrase immediately before the final period thereof:

            "; provided, further, that if the Borrower has elected the Term-Out Option, the amount of Capital Expenditures permitted by this Section 6.3(b) in a fiscal year shall be reduced by $5,000,000 for each $25,000,000 principal amount or fraction thereof of Acquisition Loans that are outstanding as of the end of that fiscal year"

            1.31. Section 6.3(f) of the Existing Credit Agreement is hereby amended by deleting the amount "$7,000,000" from the third line thereof and substituting the amount "$64,100,000" in lieu thereof and by


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



deleting the date "March 31, 1994" in the fifth and sixth lines thereof and substituting the date "December 31, 1995" in lieu thereof.

            1.32. Section 9.11(a) of the Existing Credit Agreement is hereby amended by inserting the phrase ", the Arranger" immediately after the words "the Agent" in the second line thereof.

            1.33. The definition of "Applicable Commitment Fee Percentage" in Schedule I of the Existing Credit Agreement is hereby deleted in its entirety.

            1.34.     The definition of "Applicable Eurodollar Margin" in
Schedule I of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

                 "Applicable Eurodollar Margin" means, as the
            context may require, either the Applicable Acquisition Eurodollar Margin or the Applicable Revolving/Term
            Eurodollar Margin.

            1.35. The definition of "Base Rate" in Schedule I of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

            "Base Rate" means (a) the higher of:

                 (i) the rate of interest publicly announced from
            time to time by Bank of America Illinois in Chicago, Illinois, as its reference rate. It is a rate set by Bank of America Illinois based upon various factors including Bank of America Illinois's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the reference rate announced by Bank of America Illinois shall take effect at the opening of business on the day specified in the public announcement of such change; and

                 (ii) 0.50% per annum above the latest Federal
            Funds Rate; plus

            (b) the Applicable Base Rate Margin.

            1.36. The definition of "Collateral Documents" in Schedule I of the Existing Credit Agreement is hereby amended by inserting the phrase "the New Mortgages, the Additional Security Agreement," immediately before the words "the bailee letters" in the third line thereof.

            1.37. The definition of "Commitment" in Schedule I of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

                 "Commitment" means, as the context may require or
            allow, a Lender's Acquisition Loan Commitment,
            Revolving Credit Commitment or Term Loan Commitment.

            1.38. The definition of "Commitment Fee" in Schedule I of the Existing Credit Agreement is hereby deleted in its entirety.

            1.39.     The definition of "Commitment Termination Date" in
Schedule I of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

                 "Commitment Termination Date" means, as the
            context may require or allow, the Acquisition Loan Commitment Termination Date, the Revolving Credit Commitment Termination Date or the Term Loan Commitment Termination Date.

            1.40. The definition of "EBITDA" in Schedule I of the Credit Agreement is hereby amended by adding the following proviso immediately before the final period thereof:

            "; provided that the "EBITDA" of the Borrower and its consolidated Subsidiaries may include the EBITDA of any Acquisition Target that has been acquired within the current fiscal year for such Acquisition Target's most recent fiscal year, as supported by audited financial statements"

            1.41. The definition of "Loan" in Schedule I of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

                 "Loan" means, as the context may require or
            allow, any Acquisition Loan, Revolving Loan, Term Loan or Term-Out Loan.

            1.42. The definition of "Net Securities Proceeds" in Schedule I of the Existing Credit Agreement is hereby amended by inserting the following phrase immediately before the final period:

            "; provided that "Net Securities Proceeds" shall not include any proceeds applied to the prepayment of the Subordinated Notes refinanced with any new Subordinated Debt or equity securities or a combination thereof as permitted hereby and any related prepayment premiums required by the terms of the Subordinated Notes"

            1.43. The definition of "Percentage" in Schedule I of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

                 "Percentage" means, relative to any Lender, its
            Acquisition Percentage, Revolving Percentage or Term
            Percentage, as applicable.

            1.44. The definition of "Pricing Period" in Schedule I of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

                 "Pricing Period" means the period commencing on a
            Pricing Commencement Date and ending on the next
            Pricing End Date thereafter.

            1.45. The definition of "Pricing Ratio" in Schedule I of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

                 "Pricing Ratio" means, as of any Pricing
            Reference Date, a fraction equal to Total Funded Debt divided by EBITDA for the most recent four fiscal quarters then ended.

            1.46.     The definition of "Required Debt Amortization" in
Schedule I of the Existing Credit Agreement is hereby amended by deleting the parenthetical at the end thereof and substituting the following parenthetical in lieu thereof:

            "(other than, to the extent included therein, any such principal payments permitted or required pursuant to
            Section 2.8.1(a), 2.8.1(b), 2.8.1(d), 2.8.1(e),
            2.8.1(f), 2.8.1(g) or 2.8.1(h))"

            1.47. The definition of "Stated Maturity Date" in Schedule I of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

                 "Stated Maturity Date" means, (a) in the case of
            the Acquisition Loans, the Acquisition Loan Commitment Termination Date, (b) in the case of the Revolving Loans, the Revolving Credit Commitment Termination Date, (c) in the case of the Term Loans, the Term Loan Commitment Termination Date and (d) in the case of the Term-Out Loans, the Term-Out Loan Commitment Termination Date.

            1.48.     The definition of "Term Loan Commitment Amount" in
Schedule I of the Existing Credit Agreement is hereby amended by deleting the amount "$35,000,000" and inserting the amount "$28,000,000" in substitution therefor.

            1.49. The definition of "Voting Percentage in Schedule I of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

                 "Voting Percentage" of any Lender means, at any
            time, the percentage which (i) the sum of such Lender's Acquisition Loan Commitment at such time plus such Lender's Revolving Credit Commitment at such time plus such Lender's Term Loan Commitment at such time is of (ii) the sum of the Acquisition Loan Commitment Amount at such time plus the Revolving Credit Commitment Amount at such time plus the Term Loan Commitment Amount at such time, in each case as shown by the applicable entries in the Register or in the records of the Agent.

           1.50. Schedule I of the Existing Credit Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:

                 "Acquisition" means a merger or consolidation of
            the Borrower or one of its Subsidiaries with, or the acquisition by the Borrower or one of its Subsidiaries of all or substantially all of the outstanding capital stock or assets of, any Person other than the Borrower or any of its Subsidiaries (such Person is herein defined as an "Acquisition Target").

                 "Acquisition Commitment Fee" has the meaning
            specified in Section 2.14.

                 "Acquisition Loan" has the meaning specified in
            Section 2.1.3.

                 "Acquisition Loan Activation Fee" has the meaning
            specified in Section 2.14(e).

                 "Acquisition Loan Commitment" has the meaning
            specified in Section 2.1.3.

                 "Acquisition Loan Commitment Amount" means
            $97,000,000 as such amount may be reduced pursuant to
            Section 2.2.3.

                 "Acquisition Loan Commitment Termination Date"
            means April 30, 1997 or, if the Borrower has elected the Term-Out Option, the Term-Out Loan Commitment Termination Date, or such earlier date of termination in whole of all of the Acquisition Loan Commitments pursuant to Section 2.2.3 or 7.2.

                 "Acquisition Loan Compliance Certificate" shall
            have the meaning specified in Section 4.4(e).

                 "Acquisition Percentage" means, relative to any
            Lender, its Percentage of the Acquisition Loan Commitment Amount as set forth opposite such Lender's name on Schedule II or if such Lender has entered into an Assignment and Acceptance, the Percentage set forth for such Lender in the Register maintained by the Agent pursuant to Section 9.7(d).

                 "Acquisition Price" means, with respect to an
            Acquisition, the aggregate fair market values of the cash, securities and other Property paid by the Borrower in consideration for such Acquisition.

                 "Acquisition Target" has the meaning specified in
            the definition of "Acquisition".

                 "Acquisition Target Documents" has the meaning
            specified in Section 4.4(c).

                 "Additional Security Agreement" means the
            security agreement of July __, 1996 executed by the Borrower in favor of the Agent for the benefit of the Secured Parties to secure the Obligations.

                 "Amendment No. 7" means Amendment No. 7 to this
            Agreement, dated as of July __, 1996.

                 "Amendment No. 7 Effective Date" means the date
            on which the Agent shall have received all of the items required under Section 2.1 of Amendment No. 7.

                 "Applicable Acquisition Base Rate Margin" means,
            during any Pricing Period, the amount set forth below for such Applicable Acquisition Base Rate Margin, depending on the Pricing Ratio as of the Pricing Reference Date for such Pricing Period:

                                     GREATER THAN OR       GREATER THAN OR
                                     EQUAL TO 2.50 TO      EQUAL TO 3.00 TO      GREATER THAN OR
                       LESS THAN    1.00 BUT LESS THAN    1.00 BUT LESS THAN    EQUAL TO 3.50 TO
   PRICING RATIO     2.50 TO 1.00      3.00 TO 1.00          3.50 TO 1.00              1.00
- ----------------------------------------------------------------------------------------------------
Applicable
Acquisition Base
Rate Margin               0.0%              0.0%                 0.25%                 0.375%
====================================================================================================

              ; provided that if and for so long as the Borrower is in default of its obligations to deliver a Compliance Certificate under Section 6.4(b) or
              Section 6.4(c), the Applicable Acquisition Base Rate Margin shall be 0.775%.

                   "Applicable Acquisition Commitment Fee
              Percentage" means, during any Pricing Period, the amount set forth below for such Applicable Acquisition Commitment Fee Percentage, depending on the Pricing Ratio as of the Pricing Reference Date for such Pricing Period:



                                     GREATER THAN OR       GREATER THAN OR
                                     EQUAL TO 2.50 TO      EQUAL TO 3.00 TO      GREATER THAN OR
                       LESS THAN    1.00 BUT LESS THAN    1.00 BUT LESS THAN    EQUAL TO 3.50 TO
   PRICING RATIO     2.50 TO 1.00     3.00 TO 1.00          3.50 TO 1.00              1.00
- ----------------------------------------------------------------------------------------------------
Applicable
Acquisition
Commitment Fee
Percentage               0.20%             0.25%                 0.325%                0.375%
====================================================================================================


              ; provided that if and for so long as the Borrower is in default of its obligation to deliver a Compliance Certificate under Section 6.4(b) or
              Section 6.4(c), the Applicable Acquisition
              Commitment Fee Percentage shall be 0.775%.

                   "Applicable Acquisition Eurodollar Margin"
              means, during any Pricing Period, the amount set forth below for such Applicable Acquisition Eurodollar Margin, depending on the Pricing Ratio as of the Pricing Reference Date for such Pricing
              Period:

                                     GREATER THAN OR       GREATER THAN OR
                                     EQUAL TO 2.50 TO      EQUAL TO 3.00 TO      GREATER THAN OR
                       LESS THAN    1.00 BUT LESS THAN    1.00 BUT LESS THAN    EQUAL TO 3.50 TO
   PRICING RATIO     2.50 TO 1.00      3.00 TO 1.00          3.50 TO 1.00              1.00
- ----------------------------------------------------------------------------------------------------
Applicable
Acquisition
Eurodollar Margin        0.75%             1.00%                 1.25%                 1.375%
====================================================================================================


              ; provided that if and for so long as the Borrower is in default of its obligation to deliver a Compliance Certificate under Section 6.4(b) or
              Section 6.4(c), the Applicable Acquisition
              Eurodollar Margin shall be 1.75%.

                   "Applicable Base Rate Margin" means, as the
              context may require, either the Applicable
              Acquisition Base Rate Margin or the Applicable
              Revolving/Term Base Rate Margin.

                   "Applicable Revolving/Term Base Rate Margin"
              means zero percent per annum; provided that if and for so long as the Borrower is in default of its obligation to deliver a Compliance Certificate under Section 6.4(b) or Section 6.4(c), the Applicable Revolving/Term Base Rate Margin shall be 0.525%.

                   "Applicable Revolving Commitment Fee
              Percentage" means, during any Pricing Period, the amount set forth below for such Applicable
              Revolving/Term Commitment Fee Percentage, depending on the Pricing Ratio as of the Pricing
              Reference Date for such Pricing Period:



                                     GREATER THAN OR       GREATER THAN OR
                                     EQUAL TO 2.50 TO      EQUAL TO 3.00 TO      GREATER THAN OR
                       LESS THAN    1.00 BUT LESS THAN    1.00 BUT LESS THAN    EQUAL TO 3.50 TO
   PRICING RATIO     2.50 TO 1.00      3.00 TO 1.00          3.50 TO 1.00              1.00
- ----------------------------------------------------------------------------------------------------
Applicable
Revolving
Commitment Fee
Percentage               0.20%             0.25%                 0.325%                0.375%
====================================================================================================


              ; provided that if and for so long as the Borrower is in default of its obligation to deliver a Compliance Certificate under Section 6.4(b) or
              Section 6.4(c), the Applicable Revolving
              Commitment Fee Percentage shall be 0.525%.

                   "Applicable Revolving/Term Eurodollar Margin"
              means, during any Pricing Period, the amount set forth below for such Applicable Revolving/Term Eurodollar Margin, depending on the Pricing Ratio as of the Pricing Reference Date for such Pricing
              Period:

                                     GREATER THAN OR       GREATER THAN OR
                                     EQUAL TO 2.50 TO      EQUAL TO 3.00 TO      GREATER THAN OR
                       LESS THAN    1.00 BUT LESS THAN    1.00 BUT LESS THAN    EQUAL TO 3.50 TO
   PRICING RATIO     2.50 TO 1.00      3.00 TO 1.00          3.50 TO 1.00             1.00
- ----------------------------------------------------------------------------------------------------
Applicable
Revolving/Term
Eurodollar Margin        0.50%             0.75%                 1.00%                 1.125%
================================================================================================


              ; provided that if and for so long as the Borrower is in default of its obligation to deliver a Compliance Certificate under Section 6.4(b) or
              Section 6.4(c), the Applicable Revolving/Term Eurodollar Margin shall be 1.50%.

                   "Arranger" means BA Securities, Inc., its successors and
              assigns.

                   "Environmental Statement means the statement
              of the Borrower regarding environmental matters relating to the interests in real property covered by the New Mortgages as of June 30, 1996 as described in Attachment B hereto..

                   "New Mortgages" means the mortgages of July
              __, 1996 executed by the Borrower in favor of the Agent for the benefit of the Secured Parties to secure the Obligations on the interests in real property at the locations listed on Schedule IV hereto.

                   "Pricing Commencement Date" means the later
              of (i) the forty-fifth day after the end of a fiscal quarter and (ii) the date of a Borrowing of Acquisition Loans.

                   "Pricing End Date" means the earlier of (i)
              the forty-fourth day after the end of a fiscal quarter and (ii) the day immediately preceding the date of a Borrowing of Acquisition Loans.

                   "Pricing Reference Date" means, with respect
              to any Pricing Period, either (i) if the Pricing Commencement Date for such Pricing Period is the date of a Borrowing of Acquisition Loans, the Pricing Commencement Date, or (ii) if the Pricing Commencement Date is not a date of a Borrowing of Acquisition Loans, the last day of the fiscal quarter most recently ended prior to the Pricing Commencement Date; provided that the Pricing Reference Date cannot be earlier than the Pricing Reference Date of a previous Pricing Period.

                   "Revolving Commitment Fee" has the meaning specified in
              Section 2.14(a).

                   "Term-Out Amount" means the outstanding
              principal amount of all Acquisition Loans on the Term-Out Election Date.

                      "Term-Out Election Date" has the meaning specified in
              Section 2.22.

                      "Term-Out Fee" means the greater of:

                                  (i) one percent (1%) of the Term-Out Amount;
                                      and

                                 (ii) $250,000.

                   "Term-Out Loan" means any Acquisition Loan
              subsequent to the election of the Term-Out Option by the Borrower.

                   "Term-Out Loan Commitment Termination Date"
              means the fifth anniversary of the Term-Out
              Election Date.

                   "Term-Out Option" has the meaning specified in Section 2.22.

                   "Term-Out Payment" means an amount equal to
              the Term-Out Amount divided by the Term-Out
              Payment Quarters.

                 "Term-Out Payment Quarters" means twenty (20).

                 "Title Commitments" has the meaning specified in
              Section 2.1(d)(i) of Amendment No. 7.

        1.51. Schedule II to the Existing Credit Agreement is hereby amended in its entirety by substituting Schedule II hereto in lieu thereof.

        1.52. The Existing Credit Agreement is hereby amended by adding to the end thereof a new Schedule IV in the form of Schedule IV hereto.

        1.53. Schedules 5.1(i) and 5.1(l) of the Existing Credit Agreement are hereby amended by adding the item described on Attachment C hereto to each such schedule.

        1.54. Schedule 5.1(l) of the Existing Credit Agreement is hereby amended by adding the Environmental Statement thereto.

        1.55. Exhibit A to the Existing Credit Agreement is hereby amended in its entirety by substituting Exhibit A hereto in lieu thereof.

        1.56. Exhibit B to the Existing Credit Agreement is hereby amended in its entirety by substituting Exhibit B hereto in lieu thereof.

        1.57. Exhibit C to the Existing Credit Agreement is hereby amended in its entirety by substituting Exhibit C hereto in lieu thereof.

        1.58. The Existing Credit Agreement is hereby amended by adding to the end thereof a new Exhibit I in the form of Exhibit I hereto.

                           ARTICLE 2. - CONDITIONS

        2.1. This Amendment shall become effective as of the date hereof on the date (the "Amendment Effective Date") that the Agent shall have received each of the following, in form and substance satisfactory to it:

                (a) counterparts hereof executed by the Borrower and the Lenders;

                (b) a certificate, dated as of the Amendment Effective Date, of the Secretary or Assistant Secretary of the Borrower as to resolutions of its Board of Directors then in full force and effect authorizing the execution and delivery of this Amendment and the incumbency and signatures of its officers signing this Amendment;

                (c) a certificate, dated as of the Amendment Effective Date, of an authorized officer of the Borrower as to (i) no Default or Event of Default as of the Amendment Effective Date after giving effect to this Amendment, (ii) the correctness of the representations and warranties contained in the Loan Documents in all material respects as of the Amendment Effective Date after giving effect to this Amendment,
        (iii) no amendments or other modifications to the Borrower's Certificate of Incorporation and By-Laws having occurred since the date that the certified copies of such documents were delivered by the Borrower pursuant to Sections 4.1(b) and 4.1(c) of the Existing Credit Agreement, respectively, and (iv) the satisfaction of each of the conditions precedent contained in this Article II;

                (d) evidence that each New Mortgage and any related fixture and other financing statements shall have been duly recorded or filed or provision shall have been made therefor satisfactory to the Agent and its counsel and the title insurance company insuring the Lien of such New Mortgage for the recording or filing thereof and that the payment of all fees, taxes and other expenses in connection therewith shall have been made and, with respect to each parcel of real property or lease or other interest in real property described in such New Mortgage:

                       (i) a commitment to issue either (A) an ALTA Loan Policy-1992 title insurance policy, or (B) if not available, a title insurance policy in form satisfactory to the Agent (a "Title Commitment"), in either case issuable to the Agent in amounts satisfactory to the Agent by a title insurance company acceptable to the Agent, subject to no exceptions other than those acceptable to the Agent, and containing the following endorsements to the extent available in the States where the parcels of real property are located: revolving credit, usury, doing business (to the extent that the insured property is located in a state other than Illinois), standard form variable rate, first loss, last dollar variable rate and an endorsement deleting the so-called "creditor's rights" exception;

                  (ii) copies of all documents referred to in the Title Commitments, to the extent not previously delivered to the Agent;

                  (iii) to the extent not included in clause (ii) above, certified copies of all material leases (including ground leases) and, as to certain properties identified by the Agent, other material contracts affecting title to such property or interest; and

                  (iv) affidavits from the Borrower satisfactory to title insurers.

                (e) the First Amendment to the Mortgage executed by the Borrower;

                (f) a recent date down endorsement of each title insurance policy relating to an interest in real property described in the Mortgage;

                (g) the Additional Security Agreement executed by the Borrower;

                (h) (i) such documents (including executed copies of any requested financing statements) as the Agent may reasonably request to evidence and perfect all Liens granted by the Additional Security Agreement, (ii) such other evidence that all other actions necessary or, in the opinion of the Agent, desirable to perfect and protect the priority of the security interests and liens created by the Collateral Documents, and to enhance the Agent's ability to preserve and protect its interests in and access to the Collateral, have been taken and (iii) evidence that payments of all fees, taxes and other expenses in connection therewith shall have been made;

                (i) an opinion of counsel for the Borrower as to this Amendment and the transactions contemplated hereby, in form and substance satisfactory to the Agent;

                (j)     payment to the Agent of a fee equal to the product of
        (i) 0.375% multiplied by (ii) the Acquisition Loan Commitment Amount, to be shared among the Lenders based upon their respective Acquisition Percentages; and

                (k) payment to the Agent, for the account of the Arranger, an arrangement fee, in the amounts set forth in a letter agreement between the Borrower, the Agent and the Arranger dated July 19, 1996.

        2.2. The Agent agrees to notify the Borrower and the Lenders of such Amendment Effective Date promptly after such Amendment Effective Date occurs.

                             ARTICLE 3. - GENERAL

        3.1. To induce the Agent and the Lenders to enter into this Amendment, the Borrower warrants to the Agent and the Lenders that: (a) the warranties contained in the Loan Documents, as amended by the

Amendment, are true and correct in all material respects as of the date hereof with the same effect as though made on the date hereof; (b) after giving effect to this Amendment, no Event of Default or Default exists; (c) this Amendment has been duly authorized by all necessary corporate proceedings and duly executed and delivered by the Borrower, and the Amended Credit Agreement and each of the other Loan Documents are the legal, valid and binding obligations of the applicable Loan Party, enforceable against such Loan Party in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity; (d) no consent, approval, authorization, order, registration or qualification with any Governmental Authority or securities exchange is required for, and in the absence of which would adversely affect, the legal and valid execution and delivery or performance by the Borrower of this Amendment or the performance by the Borrower of the Amended Credit Agreement or any other Loan Document to which it is a party; (e) the Agent has a first priority lien in the Collateral subject to no other liens, claims or encumbrances whatsoever other than the "Permitted Liens" (as defined in the Additional Security Agreement); (f) the information contained in the Environmental Statement is true, correct and complete as of the date hereof; and (g) the interests in real property described in the Mortgage and the New Mortgages include all of the fee interests held by the Borrower and its Subsidiaries except those at the locations listed on Attachment A hereto.

        3.2. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

        3.3. Except as specifically provided above, the Existing Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed in all respects. The execution, delivery, and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power, or remedy of the Agent or any Lender under the Existing Credit Agreement or any of the other Loan Documents, nor constitute a waiver or modification of any provision of any of the other Loan Documents, and the Obligations shall continue to be secured in all respects by the Collateral.

        3.4. On and after the Amendment Effective Date, each reference in the Existing Credit Agreement and related documents to "Credit Agreement," "this Agreement" or words of like import, shall, unless the context otherwise requires, be deemed to refer to the Amended Credit Agreement.

        3.5. The Borrower agrees to pay on demand all reasonable costs and expenses incurred at any time by the Agent and the Arranger (including the reasonable attorney fees and expenses for the Agent and the Arranger, including the allocated cost of internal counsel) in connection with the syndication, preparation, negotiation, execution and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith.

        3.6. This Amendment shall be binding upon the Borrower, the Agent, the Lenders and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Agent, the Lenders and their respective successors and assigns as provided in the Amended Credit Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                            UNITED STATES CAN COMPANY



                            By:    /s/ Peter Andres
                                   ----------------
                            Name:  Peter Andres
                                   ----------------

                            Title: VP/Treasurer/Assistant Secretary
                                   --------------------------------

                            BANK OF AMERICA ILLINOIS, as Agent


                            By:    /s/ David A. Johanson
                                   ---------------------
                            Name:  David A. Johanson
                                   ---------------------
                            Title: Vice President
                                   ---------------------

                                   BANK OF AMERICA ILLINOIS, individually




                                   By:     /s/ Tracy J. Alfery
                                           ---------------------------------
                                   Name:   Tracy J. Alfery
                                           ---------------------------------
                                   Title:  Vice President
                                           ---------------------------------


                                   BA SECURITIES, INC., as Arranger



                                   By:     /s/ Thomas M. Brown
                                           ---------------------------------
                                   Name:   Thomas M. Brown
                                           ---------------------------------
                                   Title:  Vice President
                                           ---------------------------------



                                   THE FIRST NATIONAL BANK OF CHICAGO




                                   By:     /s/ Randall Taylor
                                           ---------------------------------
                                   Name:   Randall Taylor
                                           ---------------------------------
                                   Title:  V.P.
                                           ---------------------------------


                                   HARRIS TRUST AND SAVINGS BANK




                                   By:     /s/ Ronald L. DellArtino
                                           ---------------------------------
                                   Name:   Ronald L. DellArtino
                                           ---------------------------------
                                   Title:  Vice President
                                           ---------------------------------

                                   FLEET NATIONAL BANK




                                   By:     /s/ Stephen P. Kanarian
                                           ----------------------------
                                   Name:   Stephen P. Kanarian
                                           ----------------------------
                                   Title:  Vice President
                                           ----------------------------


                                   BANK OF SCOTLAND



                                   By:     /s/ Catherine M. Onifrey
                                           ----------------------------
                                   Name:   Catherine M. Onifrey
                                           ----------------------------
                                   Title:  Vice President
                                           ----------------------------



                                   THE NORTHERN TRUST COMPANY




                                   By:     /s/ Arthur J. Fogel
                                           ----------------------------
                                   Name:   Arthur J. Fogel
                                           ----------------------------
                                   Title:  Vice President
                                           ----------------------------



                                   SOCIETE GENERALE




                                   By:     /s/ Joseph A. Philbin
                                           ----------------------------
                                   Name:   Joseph A. Philbin
                                           ----------------------------
                                   Title:  Vice President
                                           ----------------------------

                          LIST OF OMITTED SCHEDULES


Attachment A - Locations of Fee Interests of Borrower Not Covered by Mortgage
               or New Mortgages

Attachment B - Environmental Statement

Attachment C - Addition to Schedules 5.1(i) and 5.1(l)]

Exhibit A - Form of Assignment and Acceptance

     Schedule 1 to Assignment and Acceptance

Exhibit B - Form of Notice of Borrowing

Exhibit C - Form of Continuation/Conversion Notice

Exhibit I - Form of Acquisition Loan Compliance Certificate

     Schedule 1 to Acquisition Loan Compliance Certificate

Schedule II - List of Percentages and Applicable Lending Offices

Schedule IV - Locations of Properties Covered by New Mortgages